Exhibit 99.1

EAGLE BULK SHIPPING INC. ISSUES STATEMENT REGARDING KOREA LINES

NEW YORK, NY, January 25, 2011 – Eagle Bulk Shipping, Inc. today issued the following statement in response to the decision by Korea Lines to file for protective receivership:

"We understand that Korea Line Corporation's ("KLC") decision to file for protective receivership in Seoul was a necessary decision for the continued trading of that Company.  Eagle Bulk's exposure to current KLC accounts receivable is modest, and indeed the vast majority of our charters with KLC are fixed at close to current market rates.  To date, none of our charters with KLC have been restructured.

"Eagle Bulk expects to be engaged in ongoing and constructive dialogue with KLC as the Company works on its rehabilitation plans.  We will continue to update the market as events warrant."

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping, Inc., headquartered in New York City, is a leading global owner of Supramax dry bulk vessels, which are dry bulk vessels that range in size from 50,000 to 60,000 deadweight tons, or dwt, and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes.

Eagle Bulk Shipping Inc.
Investor Contact
Alan Ginsberg, Chief Financial Officer
(212) 785-2500

Perry Street Communications
Media Contact
Jonathan Morgan
(212) 741-0014